UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020

Invesco Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 892-0896

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

(d)    On November 4, 2020, Invesco Ltd. (the “Company”) increased the size of its Board of Directors (the “Board”) from nine to twelve directors and appointed each of Thomas M. Finke, Edward P. Garden, and Nelson Peltz as a Director. The appointments of Mr. Garden and Mr. Peltz are effective immediately, and the appointment of Mr. Finke will be effective as of December 1, 2020. The Company has agreed to include Mr. Garden and Mr. Peltz, and it intends to include Mr. Finke, on the slate of director nominees in the proxy statement for its Annual Meeting of Shareholders in May 2021.

Mr. Peltz is the Chief Executive Officer and a Founding Partner, and Mr. Garden is the Chief Investment Officer and a Founding Partner, of Trian Fund Management, L.P. (“Trian”), an investment management firm. Trian beneficially owns approximately 9.9% of the Company’s outstanding common stock.

The Board has determined that each of Mr. Finke, Mr. Garden and Mr. Peltz is an independent director under the New York Stock Exchange listing standards. The Board also determined that Mr. Finke meets the standards for independence and financial acumen for members of the Audit Committee under the New York Stock Exchange listing standards and that Mr. Finke and Mr. Garden satisfy the standards for independence for members of the Compensation Committee under the New York Stock Exchange listing standards.

The Board has appointed: (i) Mr. Finke as a member of each of the Audit, Compensation and Nomination and Corporate Governance committees effective concurrently with the commencement of his Board service; (ii) Mr. Garden to the Nomination & Corporate Governance Committee and the Compensation Committee; and (iii) Mr. Peltz to the Nomination & Corporate Governance Committee.

Mr. Finke, Mr. Garden and Mr. Peltz will each receive the same compensation from the Company as the other non-employee members of the Board of Directors. Each of Mr. Peltz and Mr. Garden has advised the Company that, pursuant to his arrangement with Trian, he intends to contribute to Trian or to investment funds, accounts or vehicles managed by Trian and/or its affiliates, or hold for their benefit, all director compensation paid to him.

In the ordinary course of their asset management businesses, subsidiaries of the Company may from time to time (i) invest client assets in companies for which Mr. Peltz and/or Mr. Garden is a director or in which Mr. Peltz, Mr. Garden, their affiliates or investment funds managed by Trian and/or its affiliates may be significant stockholders or (ii) invest client assets in investment funds or other investment vehicles managed by Trian and/or its affiliates.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on November 5, 2020 announcing the appointments of Mr. Finke, Mr. Garden and Mr. Peltz, which is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Subject Matter

99.1	Press release dated November 5, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Kevin M. Carome
Kevin M. Carome Senior Managing Director and General Counsel

Date: November 5, 2020